Exhibit 16.2

Cordovano and Honeck LLP

Denver, Colorado

Securities and Exchange Commission

450 5th Street, NW

Washington, DC  20549

Gentlemen:

We have read and agreed with the comments in Item 4.01 of Form 8-K of Celtron International, Inc. dated March 4, 2005.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Denver Colorado

March 4, 2005